UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 28, 2009
Wabash National Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Sagamore Parkway South
Lafayette, Indiana	47905

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(765) 771-5310

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement.
     On April 28, 2009, Wabash National Corporation (the “Company”) entered into a Forbearance Agreement and Third Amendment to Second Amended and Restated Loan and Security Agreement (the “Forbearance Agreement”) with the lenders under the Company’s Second Amended and Restated Loan and Security Agreement (the “Revolving Credit Facility”). A copy of the Forbearance Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated in this report by reference. The description of the Forbearance Agreement contained in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Forbearance Agreement.
     Pursuant to the Forbearance Agreement, the lenders under the Revolving Credit Facility have agreed to refrain from accelerating maturity of the Revolving Credit Facility due to specified existing or anticipated events of default (the “Existing and Anticipated Events of Default”) through the earlier of May 29, 2009 or the occurrence or existence of any event of default other than the Existing and Anticipated Events of Default. The Existing and Anticipated Events of Default covered by the Forbearance Agreement include: the Company’s failure to deliver audited financial statements for fiscal year 2008 by March 31, 2009; that the report of the Company’s independent registered public accounting firm accompanying the Company’s audited financial statements for fiscal year 2008 included an explanatory paragraph with respect to the Company’s ability to continue as a going concern; the Company’s failure to deliver prompt written notification of name changes of subsidiaries; the Company’s failure to have a minimum fixed charge coverage ratio of 1.1:1.0 when the available borrowing capacity under the Revolving Credit Facility is below $30 million; and the Company requesting loans under the Revolving Credit Facility during the existence of a default or event of default under the Revolving Credit Facility.
     Pursuant to the Forbearance Agreement, an availability reserve of $22.5 million was also established, which adjusts downward the previously announced $25 million availability reserve that was implemented on April 1, 2009 by the administrative agent under the Revolving Credit Facility. The Forbearance Agreement also required the Company to engage a consultant on behalf of the lenders under the Revolving Credit Facility to evaluate the financial operations and conditions of the Company and the potential restructuring of its business.
     The Company expects to continue negotiations with its lenders on the terms of a comprehensive amendment to the Revolving Credit Facility.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Forbearance Agreement and Third Amendment to Second Amended and Restated Loan and Security Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION
Date: April 30, 2009	By:	/s/ Robert J. Smith
Robert J. Smith
Senior Vice President and Chief Financial Officer